Exhibit 10.4

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of [__], by and among Sichenzia Ross Ference Carmel LLP, with an address at 1185 Avenue of Americas, 31st Floor, New York, New York 10036, as the escrow agent (the “Escrow Agent”), Joseph Stone Capital LLC (the “Placement Agent”) and PS International Group Ltd. (the “Company”). The Placement Agent, the Company, and the Escrow Agent shall be collectively referred to as the “Parties” and each a “Party.” Unless defined herein, all capitalized terms used in this Agreement shall have the same meaning as set forth in securities purchase agreement entered into between the Company and the Holders (defined below).

W I T N E S S E T H:

WHEREAS, the Company desires to sell Ordinary Shares, Pre-Funded Warrants in lieu thereof and Common Warrants (the “Offering”);

WHEREAS, the Parties desire to establish an escrow account with the Escrow Agent, into which account purchasers of the Offering (the “Holders”) shall wire the purchase price and any fees in connection with the Offering, including commissions, escrow fees (set forth below), Placement Agent fees, and legal fees (collectively, the “Escrow Funds”) to the order of “Sichenzia Ross Ference Carmel LLP, as Escrow Agent,” and Escrow Agent is willing to accept such Escrow Funds in accordance with the terms hereinafter set forth.

WHEREAS, the Parties have agreed that the Escrow Funds shall be deposited by the Holders into escrow to be held and distributed by the Escrow Agent in accordance with the terms of this Agreement;

WHEREAS, the Parties have requested that the Escrow Agent hold the Escrow Funds in escrow until the Escrow Agent receives the Release Notice in the form annexed hereto as Exhibit A which shall include a detailed flow of funds memorandum as an integral part thereof (the “Release Notice”)；

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1 The Parties hereby agree to establish an escrow account (the “Escrow Account”) with the Escrow Agent whereby the Escrow Agent shall hold the Escrow Funds deposited into the Escrow Account.

1.2 Upon the Escrow Agent’s receipt of the Escrow Funds, it shall telephonically advise the Placement Agent of such receipt into the Escrow Account.

1.3 Wire transfers to the Escrow Agent shall be made as follows:

Bank of America

Bank Address: [__]

Account Name: [__]

Wire Memo: [__]

Address: [__]

Account Number: [__]

ABA Number: [__]

SWIFT: [__]

1.4 The Escrow Agent shall hold the Escrow Funds until its receipt of a single, joint Release Notice, duly executed by both the Company and the Placement Agent. Upon receipt of such Release Notice, the Escrow Agent shall, within one Business Day, disburse the Escrow Funds strictly in accordance with the wire instructions set forth in the flow of funds memorandum attached to such Release Notice. The Escrow Agent’s sole and exclusive duties under this Agreement are to (i) hold the Escrow Funds and (ii) disburse the Escrow Funds only upon receipt of and in strict accordance with a validly executed Release Notice. The Escrow Agent shall have no discretionary authority, no duty to verify the satisfaction of any closing conditions or the authenticity of any documents, and shall make no independent determinations of fact or law. The Escrow Agent shall be fully protected in acting upon any Release Notice it reasonably believes to be genuine and to have been signed by the authorized representatives of the Company and the Placement Agent.

1.5 The Escrow Agent shall distribute and release the Escrow Funds as follows:

(i) $7,500 to the Escrow Agent for services provided herein, payable upon the closing of the Offering and no fee shall be payable if no closing of the Offering occurs;

(ii) Any commissions and transaction fees or expenses due to the Placement Agent or its designees pursuant to its engagement with the Company and the flow of funds; and

(iii) the remaining balance of the Escrow Funds not otherwise distributed as described above to the Company or as directed by the Company.

If the Escrow Agent has not received a Release Notice, pursuant to Section 1.4, within 60 days of receipt of the Escrow Funds, the Escrow Funds shall be returned in its entirety to each Holder, unless extended in writing by the Company and Placement Agent.

ARTICLE II

MISCELLANEOUS

2.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2 Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:30 p.m. (Eastern Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Business Day or later than 5:30 p.m. (Eastern Time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. As used herein, “Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

2.3 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the Parties hereto.

2.4 This Agreement is the final expression of, and contains the entire agreement between, the Parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the Parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.5 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the Parties, but rather as if all Parties had prepared the same.

2.6 The Parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Agreement shall only be brought in a state or Federal court sitting in New York City.

2.7 The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Parties hereto.

2.8 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or Parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct.

2.9 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the Parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the Parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.10 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the Parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for hereunder in the absence of gross negligence, fraud and willful misconduct.

2.11 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent.

2.12 The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Parties. In the event of any such resignation, the Parties shall appoint a successor escrow agent and the Escrow Agent shall deliver to such successor escrow agent any documents (“Escrow Items”) held by the Escrow Agent.

2.13 If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary Parties hereto shall join in furnishing such instruments.

2.14 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents (if any) or the Escrow Items held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (i) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Items until such disputes shall have been settled either by mutual written agreement of the Parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (ii) to deliver the Escrow Items and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefore.

2.15 The Parties agree to, severally and not jointly, indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

2.16 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or by e-mail delivery of a “.pdf” format data file, which shall be deemed an original.

2.17 The Escrow Agent acts in this matter and has acted as legal counsel for the Placement Agent in other matters and may continue to act as legal counsel for the Placement Agent, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Parties consent to the Escrow Agent in such capacity as legal counsel and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Parties understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Agreement. If there is any litigation related to any of the Transactions, the Escrow Agent may serve as legal counsel to Placement Agent with respect to the Transactions.

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IN WITNESS WHEREOF, the Parties and Escrow Agent hereto have executed this Escrow Agreement as of date first written above.

PLACEMENT AGENT:

JOSEPH STONE CAPITAL LLC

By:
Name:
Title:

ESCROW AGENT:

SICHENZIA ROSS FERENCE CARMEL LLP

By:
Name:
Title:

COMPANY:

PS INTERNATIONAL GROUP LTD.

By:
Name:
Title:

Exhibit A

The UNDERSIGNED, pursuant to the Escrow Agreement, made as of October ___, 2025, by and among Sichenzia Ross Ference Carmel LLP, with an address at 1185 Avenue of Americas, 31st Floor, New York, New York 10036, as the escrow agent (the “Escrow Agent”), Joseph Stone Capital LLC (the “Placement Agent”) and PS International Group Ltd. (the “Company”) (capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Escrow Agreement), hereby notify the Escrow Agent that each of the conditions precedent to the purchase of the Offering have been satisfied.

The Placement Agent and Company hereby authorize the release of the Escrow Funds by the Escrow Agent as described in the Escrow Agreement in accordance with the instructions provided in the flow of funds memorandum attached hereto. This Release Notice shall not be effective until executed by the Placement Agent and Company.

This Release Notice may be signed in one or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of this day of October __, 2025.

PLACEMENT AGENT:

JOSEPH STONE CAPITAL LLC

By:
Name:	Damian Maggio
Title:	Chief Executive Officer

COMPANY:

PS INTERNATIONAL GROUP LTD.

By:
Name:	Joseph Chan Man Kiu
Title:	Chief Financial Officer